Exhibit 99.1

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.

Consolidated Financial Statements with Report of Independent Registered Public Accounting Firm for the years ended December 31, 2009 and 2008

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

Page

Report of Independent Registered Public Accounting Firm	3

Consolidated Balance Sheets as of December 31, 2009 and 2008	4

Consolidated Statements of Income and Comprehensive Income for the years
ended December 31, 2009 and 2008	5

Consolidated Statements of Shareholders’ Equity for the years ended
December 31, 2009 and 2008	6-7

Consolidated Statements of Cash Flows for the years ended December 31, 2009
and 2008	8

Notes to Consolidated Financial Statements	9 -29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of
Wealth Environmental Protection Group, Inc.

We have audited the accompanying consolidated balance sheets of Wealth Environmental Protection Group, Inc. (the “Company”), as of December 31, 2009 and 2008, and the consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 12 to the consolidated financial statements, the Company restated certain amounts previously reported which affected beginning retained earnings as of December 31, 2007 and cash flows from investing and financing activities for the years ended December 31, 2009 and 2008.

Ham, Langston & Brezina, L.L.P.
October 28, 2010, except for note 12,
as to which the date is February 22, 2011

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2009	2008
ASSETS	(As Restated)	(As Restated)

Current assets:
Cash and cash equivalents	$12,722,568	$7,755,423
Accounts receivable	888,190	1,650,467
Inventories	595,543	632,982
Other	1,467	1,467

Total current assets	14,207,768	10,040,339

Property, plant and equipment and land and mining rights, net	15,821,915	16,897,489
Patents, net	-	38,498
Other	-	5,858

Total assets	$30,029,683	$26,982,184

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$264,658	$541,263
Accrued expenses	467,388	384,046
Value added taxes payable	335,787	303,914
Other taxes payable	66,272	54,544
Income tax payable	856,635	601,286

Total current liabilities	1,990,740	1,885,053

Deferred income taxes	197,319	152,056

Total liabilities	2,188,059	2,037,109

Commitments and contingencies

Shareholders' equity:
Common stock: $1.00 par value, 10,000
shares authorized, 7,000 shares issued
and outstanding	7,000	7,000
Additional paid-in capital	15,061,970	15,061,970
Accumulated other comprehensive income	3,291,703	3,287,660
Due from shareholders	-	(9,294,795)
Retained earnings (the restricted portion of retained earnings
is $496,396 at December 31, 2009 and 2008)	9,480,951	15,883,240

Total shareholders' equity	27,841,624	24,945,075

Total liabilities and shareholders’ equity	$30,029,683	$26,982,184

The accompanying notes form an integral part of these consolidated financial statements

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year Ended December 31,
	2009	2008

Net revenue	$38,975,961	$31,185,389
Cost of goods sold	20,703,600	16,250,776

Gross profit	18,272,361	14,934,613

Operating expenses:
Selling and marketing	1,454,054	1,151,675
General and administrative	2,251,883	2,071,105

Total operating expenses	3,705,937	3,222,780

Income from operations	14,566,424	11,711,833

Interest income	43,649	69,975

Income before provision for income taxes	14,610,073	11,781,808

Provision for income taxes	3,652,518	2,945,452

Net income	10,957,555	8,836,356

Other comprehensive income - foreign currency
translation adjustments	4,043	1,808,700

Comprehensive income	$10,961,598	$10,645,056

Net income per common share - basic and diluted	$1,565.36	$1520.72

Weighted average number of common shares outstanding -
basic and diluted	7,000	7,000

The accompanying notes form an integral part of these consolidated financial statements

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive
	Shares	Amount	Capital	Income

Balance as of January 1, 2008
as previously reported	7,000	$7,000	$15,068,970	$1,478,960

Correction of errors in prior
periods (Note 12)	-	-	-	-

Balance as of January 1, 2008
as restated	7,000	7,000	15,068,970	1,478,960

Net income	-	-	-	-

Loans to shareholders	-	-	-	-

Other comprehensive income -
foreign currency translation
Adjustments	-	-	-	1,808,700

Balance as of December 31, 2008,
as restated	7,000	7,000	15,068,970	3,287,660

Net income	-	-	-	-

Loans to shareholders	-	-	-	-

Declaration of dividend	-	-	-	-

Other comprehensive income -
foreign currency translation
adjustments	-	-	-	4,043

Balance as of December 31, 2009,
as restated	$7,000	$7,000	$15,068,970	$3,291,703

The accompanying notes form an integral part of these consolidated financial statements

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

				Total
	Due From	Retained Earnings		Shareholders'
	Shareholders	Restricted	Unrestricted	Equity

Balance as of January 1, 2008,
as previously reported	$(7,000)	$496,396	$6,860,780	$23,905,106

Correction of errors in prior
periods (Note 12)	-	-	(310,292)	(310,292)

Balance as of January 1, 2008,
as restated	(7,000)	496,396	6,550,488	23,594,814

Net income	-	-	8,836,356	8,836,356

Loans to shareholders, as restated	(9,294,795)	-	-	(9,294,795)

Other comprehensive income -
foreign currency translation
Adjustments	-	-	-	1,808,700

Balance as of December 31, 2008,
as restated	(9,301,795)	496,396	15,386,844	24,945,075

Net income	-	-	10,957,555	10,957,555

Loans to shareholders	(8,065,049)	-	-	(8,065,049)

Dividend declared, as restated	17,359,844	-	(17, 359,844)	-

Other comprehensive income -
foreign currency translation
Adjustments	-	-	-	4,043

Balance as of December 31, 2009,
as restated	$(7,000)	$496,396	$8,984,555	$27,841,624

The accompanying notes form an integral part of these consolidated financial statements

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008
	(As Restated)	(As Restated)
Cash flows from operating activities:
Net income	$10,957,555	$8,836,356
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	1,120,951	1,043,313
Deferred income taxes	45,263	65,556
Loss on write-down of patents	33,380	-
Changes in operating assets and liabilities:
Accounts receivable	761,858	(75,492)
Inventories	37,428	67,253
Other assets	5,855	(5,755)
Accounts payable	(276,452)	10,325
Other accrued liabilities	83,292	56,620
Value added taxes payable	31,849	91,088
Other taxes payable	11,720	12,755
Income tax payable	255,162	(29,186)

Net cash provided by operating activities	13,067,861	10,072,833

Cash flows from investing activities:
Purchase of property, equipment and improvement	(40,637)	(92,496)
Purchase of patents	-	(25,215)

Net cash used for investing activities	(40,637)	(117,711)

Cash flows from financing activities:
Due to shareholders ultimately declared as a dividend	(8,065,029)	(9,272,639)

Net cash used for financing activities	(8,065,029)	(9,272,639)

Effect of exchange rate changes on cash and cash equivalents	4,950	588,377

Net increase in cash and cash equivalents	4,967,145	1,270,860

Cash and cash equivalents at the beginning of year	7,755,423	6,484,563

Cash and cash equivalents at the end of year	$12,722,568	$7,755,423

Supplemental disclosure of cash flow information:
Income taxes paid	$3,352,094	$2,909,082

Non-cash investing and financing activities:
Decrease in balance of due from shareholders
through declaration and payment of dividend	$17,359,844	$-

The accompanying notes form an integral part of these consolidated financial statements

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization, Nature of Business and Basis of Presentation

Wealth Environmental Protection Group, Inc. ("Wealth"), a private company, was incorporated under the laws of British Virgin Islands on June 3, 2010 to serve as an investment holding company of  Wealth Environmental Technology Holding Ltd. Following is an analysis of the subsidiaries of Wealth:

Domicile and
	Date of	Paid -In	Effective
Name and Location	Incorporation	Capital	Ownership	Activities

Wealth Environmental	Hon Kong -	$-	100% Owned	Holding Company
Technology Holding Ltd.	June 18, 2010
("Wealth Technology")
Hong Kong

Jiangmen Huiyuan	PRC -	$-	100% Owned -	Holding Company
Environmental Protection	July 22, 2010		Wholly
Technology Consultancy Co.			Foreign
("Jiangmen Huiyuan")			Owned Entity
Jiangmen, Guandong Province			("WFOE)

Jiangmen Wealth Water	PRC	$4,049,060	100% Control	Manufacturing of water
Purifying Agent Co., Ltd			Through	purifying agents
("Jiangmen Wealth Water")			Contractual
Jiangmen, Guandong Province			Arrangements

Guizhou Yufeng Melt Co.,	PRC	$4,233,854	100% Control	Manufacturer of HAC
Ltd. ("Guizhou Yufeng")			Through	Powder using bauxite
Guizhou Provincre			Contractual	and limestone from mines
			Arrangements	controlled under mining
rights agreements

Shangxi Wealth Aluminate	PRC	$6,786,056	100% Control	Manufacturer of HAC
Materials Co., Ltd			Through	Powder using bauxite
Shangxi Province			Contractual	and limestone from mines
			Arrangements	controlled under mining
rights agreements

On September 29, 2010, Jiangmen Huiyuan entered into a series of contractual agreements with Jiangmen Wealth Water, and its shareholders, in which Jiangmen Huiyuan effectively assumed management of the business activities of Jiangmen Wealth Water and has the right to appoint all executives and senior management and the members of the board of directors of Jiangmen Wealth Water. The contractual arrangements are comprised of a series of agreements, including an Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Equity Interest Pledge Agreement and Power of Attorney, through which Jiangmen Huiyuan has the right to provide exclusive complete business support and technical and consulting service to Jiangmen Wealth Water for an annual fee in the amount of Jiangmen Wealth Water’s yearly net profits after tax. Additionally, Jiangmen Wealth Water’s shareholders have pledged their rights, titles and equity interest in Jiangmen Wealth Water as security for Jiangmen Huiyuan to collect consulting and services fees provided to Jiangmen Wealth Water through an Equity Pledge Agreement. In order to further reinforce Jiangmen Huiyuan’s rights to control and operate Jiangmen Wealth Water, the shareholders of Jiangmen Wealth Water have granted Jiangmen Huiyuan the exclusive right and option to acquire all of their equity interests in Jiangmen Wealth Water through an Exclusive Option Agreement.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization, Nature of Business and Basis of Presentation

Jiangmen Wealth Water owns all of the issued and outstanding capital stock of Guizhou Yufeng, and 62% of the issued and outstanding capital stock of Shanxi Wealth. The remaining 38% of the issued and outstanding capital stock of Shanxi Wealth is held by Mingzhuo Tan ("Mr. Tan"), our Chief Executive Officer. During the years ended December 31, 2009 and 2008, Mr. Tan and his spouse, Ms. Hong Yu Du (“Ms. Du”) directly or through an affiliated company, had controlling equity interests in Jiangmen Wealth Water, Guizhou Yufeng and Shanixi Wealth.   In August and September 2010, through a restructuring process, Jiangmen Wealth Water paid $74,705 and $463,160 to acquire 100% equity interest of Guizhou Yufeng and 62% equity interest of Shainxi Wealth, respectively. Upon completion of this restructuring, the remaining 38% of Shainxi Wealth was owned by Mr. Tan who assigned all the ownership rights including voting rights to Jiangmen Wealth Water.  Mr. Tan and Ms. Du collectively owned 100% of Jiangmen Wealth Water and its subsidiaries after this restructuring.

Based on Jiangmen Huiyuan’s contractual relationship with Jiangmen Wealth, the Company has determined that a variable interest entity has been created and therefore Jiangmen Wealth is considered a consolidated subsidiary of the Company. Additionally, because all of the companies are currently under common control, the series of agreements and restructurings referred to above has been accounted for as a reorganization of the entities and the financial statements have been prepared as if the reorganization had occurred retroactively.  Accordingly these financial statements present the consolidated operating results, assets and liabilities of Wealth and its subsidiaries, which are collectively referred to as the "Company"..

The Company produces and sells water purifying agents and high-performance aluminate calcium (HAC) powder in China. HAC powder, the core ingredient of its water purifying agents.

(2)	Summary of Significant Accounting Policies

The Consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Consolidated Financial Statements

These financial statements present the consolidated accounts of Wealth and its subsidiaries, Wealth Technology, Jiangmen Huiyan, Jiangmen Wealth Water, Guizhou Yunfeng and Shanxi Wealth, which are collectively referred to as the "Company". This presentation is based upon the retroactive treatment of series of agreements and restructurings of companies under common control as described in Note 1.

 All inter-company transactions and balances have been eliminated in preparation of the Consolidated financial statements.

Use of Estimates

The preparation of Consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses in the Consolidated financial statements and accompanying notes. Significant accounting estimates reflected in the Company's Consolidated financial statements include collectibility of accounts receivable, useful lives and impairment of property and equipment, mineral reserves available for mining production, total expected use of mineral reserves and value and realizability of intangible assets.  Actual results could differ from those estimates.

Financial Accounting Standards Board ("FASB") Codification

In June 2009, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 168, "The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168").  The FASB Accounting Standards Codification TM, ("Codification" or "ASC") became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities.  On the effective date of SFAS No. 168, the Codification superseded all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies, continued

Following SFAS No. 168, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, FASB Interpretations, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates ("ASUs").  The FASB will not consider ASUs as authoritative in their own right; rather, these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification.  SFAS No. 168 is incorporated in ASC Topic 105, Generally Accepted Accounting Principles.  The Company adopted SFAS No. 168 for the year ended December 31, 2009, and the Company will provide reference in its financial statements to both the Codification topic reference and the previously authoritative references related to Codification topics and subtopics, as appropriate.

Segments

For the years ended December 31, 2009 and 2008, the operations of the Company's operations have been broken down into segment based on production facility, in the manner that management reviews operations on a regular basis. All our operations revolve around the production of water purification agents made to similar specifications. All of the Company's segments have similar assets, customers and distribution methods, and their economic characteristics are similar with regard to their gross margin percentages.

Currency Reporting

Amounts reported are stated in U.S. Dollars, unless stated otherwise. The Company's functional currency is Renminibi (“RMB”). Foreign currency transactions (outside the PRC) are translated into RMB according to the prevailing exchange rate at the transaction dates. Assets and liabilities denominated in foreign currencies at the balance sheet dates are translated into RMB at period-end exchange rates. For the purpose of preparing the Consolidated financial statements, the Consolidated balance sheets of the Company have been translated into U.S. dollars at the current rates as of the end of the respective periods and the Consolidated statements of income have been translated into U.S. dollars at the weighted average rates during the periods the transactions were recognized. The resulting translation adjustments are recorded as other comprehensive income in the Consolidated statements of income and comprehensive income and as a separate component of the Consolidated statements of shareholders’ equity.

Following is analysis of exchange rates used in translating the Company's financial statements from the RMB to the US Dollar as of and for the years ended December 31, 2009 and 2008 (Amounts represent the number of RMB necessary to equal one US Dollar):

	2009	2008

Year-end exchange rate	6.81720	6.81731
Average exchange rate for the year	6.82119	6.94035

Cash and Cash Equivalents

Cash and cash equivalents consist of cash at bank and on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when purchased.

Fair Value Disclosures of Financial Instruments

The Company has estimated the fair value amounts of its financial instruments using the available market information and valuation methodologies considered to be appropriate and has determined that the book value of the Company’s accounts receivable, inventories, loan from shareholders, accounts payable, value added taxes payable, other accrued liabilities, other taxes payable, and income tax payable as of December 31, 2009 and 2008 approximate fair value.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies, continued

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The changes in other comprehensive income of $4,043 and $1,808,700 for the years ended December 31, 2009 and 2008, respectively, are foreign currency translation adjustments.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company places its cash and cash equivalents with reputable financial institutions with high credit ratings.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from customers. When appropriate, the Company establishes an allowance for doubtful accounts based on various factors including the age of  receivables and factors relevant to the credit risk of specific customers. The Company has not experienced any significant credit losses on accounts receivable and at December 31, 2009 and 2008, managements analysis of customer accounts did not indicate any impaired or problem accounts for which a reserve should be established. Accordingly there is no allowance for doubtful accounts at December 31, 2009 or 2008.

Major Customers

During the years ended December 31, 2009 and 2008, there was no customer that accounted for 10% or more of the Company's net revenue. However, certain customers did account for more than 10% of open accounts receivable at year end as described in the accounts receivable policy footnote.

Major Suppliers

During the years ended December 31, 2009 and 2008, certain suppliers accounted for more than 10% of the Company's total net purchases as follows:

	Percentage of Total Purchases
	2009	2008

Supplier A	16.60%	16.00%
Supplier B	11.70%	12.10%

Revenue Recognition

The Company’s main source of revenue is generated from sales of water purifying agents and high-performance calcium aluminates powder. The Company recognizes revenue when there is persuasive evidence of a sales arrangement, delivery and acceptance by the customer has occurred, the sales price is fixed or determinable, and collection is probable. Under the Company's typical sales terms for both water purifying agents and HAC the Company recognizes revenue when product is shipped from it's production facilities because shipments are made FOB shipping point with the customer bearing all shipping costs and title and risk of loss transferring to the customer upon shipment. Sales terms for water purifying agents and HAC do not include customer acceptance provisions, the right of return (unless the product is proven to be defective) or other post-delivery obligations. The Company has not experienced any significant returns associated  with defective product.

Value added taxes represent amounts collected on behalf of specific government agencies that require remittance of tax by specified dates. Value added taxes are collected at the time of sales and are detailed on invoices provided to customers. The Company accounts for value added taxes on a net basis. The Company recorded and paid sales related taxes based on a percentage of the value added taxes and reported the revenue net of the sales related taxes.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies, continued

Accounts Receivable

The Company evaluates the collection status of outstanding receivables at the end of each  reporting period and makes estimates of potential credit losses, if any. The Company has historically had no significant credit losses on its accounts receivable and, accordingly, has not provided an allowance for doubtful accounts as of December 31, 2009 or 2008. Following is an aged analysis of accounts receivable at December 31, 2009 and 2008:

	2009	2008

Current	$888,190	1,650,467
1 - 30 days past due	-	-
30 - 60 days past due	-	-
60 - 90 days past due	-	-
Greater than 90 days past due	-	-

	$888,190	$1,650,467

At December 31, 2009 and 2008, certain customers accounted for more than 10% of accounts receivable as follows:

	2009	2008

Customer A	$14%	$11%
Customer B	25%	26%
Customer C	10%	5%
Customer D	11%	-
Customer E	30%	-
Customer F	-	29%

Inventories

Finished goods and work-in-process inventories include the cost of raw materials, direct labor and manufacturing overhead. Raw materials inventory consists primarily of chemicals and coal for manufacturing. Inventories are stated at the lower of cost (weighted average cost) or market.

Cost of Goods Sold

Cost of goods sold includes raw material, direct labor and overhead costs. Overhead costs consist of depreciation of production equipments and leasehold improvements, amortization of patent costs, amortization of mining and land use rights, indirect labor, utilities, repairs and maintenance costs related to the Company’s production equipment and costs related to the Company’s distribution network.

Operating Expenses

Selling and marketing expenses include salaries and employee benefits, commission, sales rebates, travel and entertainment, regional office expenses and other selling expenses.

General and administrative expenses include management and office salaries and employee benefits, deprecation of office facilities, leasehold improvements, office equipment and automobiles, travel and entertainment, legal and accounting expenses, consulting fees, and other office expenses.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies, continued

Transportation Costs

Transportation charges represent costs to deliver the Company’s inventory to point of sale.  Substantially all sales by the Company are made FOB shipping point, and , accordingly, the customer bears the cost of shipping and the costs are not reflected in the Company's financial statements. In the infrequent circumstance that the Company pays transportation costs on product sold, such costs are expensed and charged to cost of sales as incurred.

The Company incurs substantial shipping costs in moving mined bauxite and limestone from its mines to its manufacturing facilities and in moving product between facilities for further processing.  Such freight-in transportation costs are recognized in the cost of inventory and recognized as expense as the underlying products are sold. Transportation costs of mined products are included in the cost of Bauxite and Limestone as specified in mining service contracts and totaled approximately $1,779,760 and $1,394,292 during the years ended December 31, 2009 and 2008, respectively. Transportation costs incurred in moving product between facilities totaled approximately $504,009 and $618,285 during the years ended December 31, 2009 and 2008, respectively.

Property, Plant and Equipment, and Land and Mining Rights

Property, equipment and equipment and land use rights are carried at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line basis method over the following estimated useful lives:

Estimated
Category	Useful Life

Land use rights	43 to 48 years
Mining rights	14 to 19 years
Leasehold improvement	20 to 40 years
Production equipment	5 to 30 years
Furniture and fixtures	5 years
Automobiles	5 years

Mining rights which are for definite terms ranging from 14 to 19 years, are amortized using the units of production method. In applying this method, the numerator is current year production and the denominator is expected production from mines over the life of the individual mining rights, with consideration of production limitations imposed by the mining rights agreements. See long-lived assets.

Intangible Assets

Acquired intangible assets with definite lives are amortized on a straight-line basis over their expected economic useful lives. The estimated economic useful lives of patents is 4 to 10 years.

Long-Lived Assets

If events or circumstances indicate the carrying amount of an asset may not be recoverable, management tests property and equipment and intangible assets with definite lives for impairment. If the estimated future cash flows are projected to be less than the carrying amount, an impairment write-down (representing the carrying amount of the long-lived asset which exceeds the present value of estimated expected future cash flows) is recorded as a period expense.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies, continued

Long-Lived Assets,  continued

Events that would trigger an impairment test include the following:

•	A significant decrease in the market price of a long-lived asset.
•	A significant change in the use of long-lived assets or in its physical condition.
•	A significant change in the business climate that could affect an assets value.
•	An accumulation of cost significantly greater than the amount originally expected to acquire or construct a long-lived asset.
•	A current period operating or cash flow loss combined with a history of such losses or a forecast demonstrating continued losses associated with the use of a long-lived asset.
•	An expectation to sell or otherwise dispose of a long-lived asset significantly before the end of its estimated useful life.

Based on the Company's reviews during the  years ended December 31, 2009 and 2008, there were no events or circumstances that caused management to believe that impairment tests were necessary.

Value-Added Tax (“VAT”)

Enterprises or individuals, who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value-added tax in accordance with the PRC laws. The value-added tax’s standard rate is 17% of the gross sales price and the Company records its revenue net of VAT. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

Following is an analysis of VAT paid on purchases, VAT collected on sales and VAT remitted to PRC during the years ended December 31, 2009 and 2008, with information related to the liability for unremitted VAT at December 31, 2009 and 2008:

	2009	2008

VAT collected on sales	$7,480,880	$5,940,283
VAT paid on purchases	2,800,417	2,027,861

Net VAT collected	4,680,463	3,912,422
Amount remitted to the PRC	(4,648,590)	(3,821,334)
Liability at beginning of year	303,914	212,826

Liability at end of year	$335,787	$303,914

VAT is not included in revenue or cost of goods sold, but is recorded in accounts receivable and recognized as a net liability for unremitted amounts on the balance sheet. The amount of VAT collected on sales differs from the 17% expected amount due to intercompany sales for which VAT is reported. VAT included in accounts receivable was approximately $86,500 and $92,000 at December 31, 2009 and 2008, respectively.

Income Taxes

Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies, continued

Income Taxes, continued

The FASB prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company recognizes a tax benefit associated with an uncertain tax position when, in the judgment of management, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company's effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company has not incurred any interest or penalties related to potential underpaid income tax expenses and has recognized no assets or liabilities associated with uncertain tax positions at December 31, 2009 or 2008.

U.S. income taxes are not provided on foreign earnings when such earnings are indefinitely reinvested offshore. The Company periodically evaluates its investment strategies for each foreign tax jurisdiction in which it operates to determine whether foreign earnings will be indefinitely reinvested offshore and, accordingly, whether U.S. income taxes should be provided when such earnings are recorded. At December 31, 2009 and 2008, all operations are in the PRC and management believes that all earnings will be indefinitely reinvested in the PRC.

Environmental Expenditures

The Company records liabilities for environmental assessments and (or) cleanup when it is probable a loss has been incurred and the costs can be reasonably estimated. Environmental liability estimates may include costs such as anticipated site testing, consulting, remediation, disposal, post-remediation monitoring and legal fees, as appropriate. The liability does not reflect possible recoveries from insurance companies or reimbursement of remediation costs by state agencies, but does include estimates of cost sharing with other potentially responsible parties. Estimates are not discounted, as the timing of the anticipated cash payments is not fixed or readily determinable. Claims for reimbursement of remediation costs are recorded when recovery is deemed probable. To date, Company has not had any significant recurring costs associated with managing hazardous materials and pollution in our on-going operations or any mandated expenditures to limit or remediate contamination.

Earnings Per Share

The Company accounts for earnings per common share in accordance with the relevant accounting guidance which requires companies to present basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing net income attributable to the Company by the weighted-average number of shares of common stock outstanding during the year. Diluted earnings per common share is computed by dividing net income attributable to the Company by the weighted-average number of shares of common stock outstanding and dilutive securities outstanding during the year. In determining the number of shares outstanding and the weighted -average number of shares, the Company considered the effect of the restructuring described in Note 1

New Accounting Pronouncements

Effective April 1, 2009, the Company adopted authoritative guidance issued by the FASB, which is now codified in ASC 815 “Derivatives and Hedging” regarding the disclosures for derivative and hedging activities. The adoption of this guidance did not have a material impact on its Consolidated financial statements.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies, continued

New Accounting Pronouncements, continued

Effective April 1, 2009, the Company adopted authoritative guidance codified as ASC 855 “Subsequent Events”, which establishes general standards for the accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, ASC 855 sets forth the period after  the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of this guidance did not have any significant impact on its financial condition or results of operations.

Effective July 1, 2009, the Company adopted the new guidance as issued by the FASB, which is now part of ASC 105 “Generally Accepted Accounting Principles”. ASC 105 has become the source of authoritative US GAAP recognized by the FASB to be applied by nongovernmental entities and provides that all such guidance carries an equal level of authority. The ASC is not intended to change or alter existing GAAP. ASC 105 is effective for interim and annual periods ending after September 15, 2009. The adoption of ASC 105 did not have any significant impact on its financial condition or results of operations.

Effective July 1, 2009, the Company adopted the amended authoritative guidance issued by the FASB regarding interim disclosures about fair value of financial instruments, which is now codified in ASC 805. The guidance requires disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements of publicly traded companies. The guidance also requires those disclosures in summarized financial information at interim reporting periods. The adoption of this guidance did not have any significant impact on its financial condition or results of operations.

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13 “Revenue Recognition (Topic 605): Multiple Deliverable Revenue Element Arrangements – a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”). The new guidance states that if vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, companies will be required to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. ASU 2009-13 will be applied prospectively and will become effective during the first quarter of 2011. Early adoption is allowed. The Company does not expect the adoption of this guidance to have a significant effect on its Consolidated financial position or results of operations.

Reclassifications

Certain prior year amounts have been reclassified to conform with the presentation for the current year.  Such reclassifications have no impact on net income or shareholders’ equity as previously reported.

(3)	Inventories

A summary of inventories at December 31, 2009 and 2008 is as follows:

	2009	2008

Raw Materials	$376,168	$376,033
Work in progress	180,920	216,293
Finished goods	38,455	40,656

	$595,543	$632,982

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)	Property, Plant and Equipment and Land and Mining Rights

A summary of property, plant and equipment and land and mining rights is as follows:

	2009	2008

Leasehold improvement	$3,094,565	$3,094,515
Production equipment	6,213,771	6,195,896
Furniture and fixtures	308,689	304,621
Automobiles	224,128	205,302
Land use rights	2,121,112	2,121,077
Mining rights	8,361,204	8,361,069

	20,323,459	20,282,480
Less: Accumulated depreciation	4,501,554	3,384,991

	$15,821,905	$16,897,489

Depreciation and amortization expense was $1,115,855 and $1,038,236 for the years ended December 31, 2009 and 2008, respectively, as follows:

	2009	2008

Depreciation of plant, equipment and improvements	$724,219	$720,059
Amortization of land use rights	46,744	45,941
Amortization of mining rights	344,892	272,236

	$1,115,855	$1,038,236

Amortization expense related to land-use rights and mining rights is estimated to be $497,654 in 2010, $655,463 in 2011, and $866,454 in 2012 and the weighted average amortization life is approximately 21.44 years. The increase in amortization is based on planned increases in production.

The cost of land use and mining rights consists solely of the cash acquisition price of those assets under transfer of right agreements with third parties.  Development costs and production costs are included in the cost of mined materials, are included in the cost of inventory and expensed to cost of good sold. Following is an analysis of our mine acquisition costs:

Land Use Rights
			Cash
	Date	Date Right	Purchase
Location	Acquired	Expires	Price

Muzhou Sanya Industrial District	August 2003	April 2046	$792,470
Xinghong Village Zhazuo Town Xiuwen County	July 2005	August 2056	513,685
Industrial District Sanquan Town Fenyang	September 2005	September 2052	814,957

			$2,121,112

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)	Property, Plant and Equipment and Land and Mining Rights, continued

Mining Rights
			Cash
	Date	Date Right	Purchase
Location and Type	Acquired	Expires	Price

Dashan Village Zhazuo Town Xiuwen County -
Surface Limestone Mine	September 2005	September 2023	$440,063
Gaocang Village Longchang Town Xiuwen County -
Underground Bauxite Mine	October 2005	October 2020	2,640,380
Sangzao Village Lijiaxiang Town Fenyang City -
Surface Limestone Mine	January 2006	January 2025	1,173,503
Luotuoju Village Wangjiagou Liulin County Lvliang
City - Underground Bauxite Mine	September 2005	September 2052	4,107,258

			$8,361,204

The terms of the Company's mining rights agreements provide the Company with only the right to produce specified quantities of minerals from specific mining sites. The amounts mined under the mining rights agreements are subject to annual limits; however, the rights are cumulative and the unused production in one year give rise to the right to mine greater amounts in subsequent years, up to the cumulative limit. At December 31, 2009 and 2008, the Company has cumulative unused limestone and bauxite production that can be used to increase production in subsequent years as shown in the following table:

	Amounts in Tons
	2009	2008

Limestone

Allowable annual production (tons)	300,000	300,000

Beginning cumulative unused production	832,122	586,220
Production allowed during the year	300,000	300,000
Actual production	(67,094)	(54,098)

Ending cumulative unused production	1,065,028	832,122

	Amounts in Tons
	2009	2008

Bauxite

Allowable annual production (tons)	350,000	350,000

Beginning cumulative unused production	780,620	561,042
Production allowed during the year	350,000	350,000
Actual production	(161,750)	(130,422)

Ending cumulative unused production	968,870	780,620

The Company is subject to a resource tax on all production from its mines of approximately $0.03 per ton of limestone and $0.29 per ton of bauxite. The resource tax was approximately $493,930 and $391,424 for the years ended December 31, 2009 and 2008, respectively.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5)	Intangible Assets

Intangible assets consist of the following at December 31, 2009 and 2008:

	2009	2008

Patents	$-	$54,714
Less: accumulated amortization	-	16,216

	$-	$38,498

During the year ended December 31, 2009, the Company recognized a loss on disposal of patents in the amount of $33,380. Amortization of patents during the years ended December 31, 2009 and 2008 was $5,096 and $5,077, respectively.

 (6)          Income Taxes

The Company has not recorded a provision for U.S. federal income tax for the year ended December 31, 2009 because all of the Company's operations are conducted in the PRC.

On March 16, 2007, the National People’s Congress of China approved the new Corporate Income Tax Law of the PRC (New CIT Law), which is effective from January 1, 2008. Under the New CIT Law, the statutory corporate income tax rate applicable to most companies, including the Company is 25%. In accordance with the New CIT Law, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management" refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise. As of December 31, 2009, no detailed interpretation or guidance has been issued to define “place of effective management”. Furthermore, as of December 31, 2009, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. However, the Company has analyzed the applicability of this law, as of and for the years ended December 31, 2009 and 2008, and the Company has accrued and paid PRC tax on such basis. The Company will continue to monitor changes in the interpretation or guidance of this law.

The New CIT Law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China. Such dividends were exempted from PRC tax under the previous income tax law and regulations.

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

The Company conducts substantially all of its business in PRC and it is subject to PRC income taxes at a 25% standard tax rate in 2009 and 2008.  Following is a reconciliation of the Company’s income tax provision of $3,652,518 and $2,945,452, for the years ended December 31, 2009 and 2008, respectively,  to the expected US statutory rate of 34%:

	2009		2008
Description	Amount	Percent	Amount	Percent

Income taxes at US statutory rate	$4,967,425	34%	$4,005,815	34%
applied to pretax income
Difference between US and PRC
income tax rates	(1,314,907)	(9)%	(1,060,363)	(9)%

Income tax provision	$3,652,518	25%	$2,945,452	25%

The Company's provision for income taxes consists of the following:

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (6)          Income Taxes, continued

	2009	2008

Current
PRC	$3,607,255	$2,879,897

Deferred
PRC	45,263	65,555

	$3,652,518	$2,945,452

At December 31,2009 and 2008, differences between the basis of assets and liabilities reported in the accompanying financial statements and those recognized for tax reporting purposes in the PRC, and the related  deferred taxes were as follows:

Description of Deferred Tax	2009	2008

Liability - Difference in basis of mining rights for
financial and tax reporting purposes	$(272,319)	$(227,056)
Asset - liability for social insurance premiums
and provident housing funds not yet deductable
for tax purposes	75,000	75,000

Net deferred tax liability	$(197,319)	$(152,056)

Accounting for Uncertainty in Income Taxes

The Company accounts for uncertainty in income taxes in accordance with applicable accounting standards, which prescribe a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These accounting standards also provide guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

 (7)         Shareholders' Equity

In accordance with the PRC Regulations on Enterprises with Foreign Investment, an enterprise established in the PRC with foreign investment is required to provide for certain statutory reserves, namely (i) General Reserve Fund, (ii) Enterprise Expansion Fund and (iii) Staff Welfare and Bonus Fund, which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A WOFE is required to allocate at least 10% of its annual after-tax profit to the General Reserve Fund until the balance of such fund has reached 50% of its respective registered capital.  A non- wholly-owned foreign invested enterprise is permitted to provide for the above allocation at the discretion of its board of directors. Appropriations to the Enterprise Expansion Fund and Staff Welfare and Bonus Fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. As a result, $496,396 has been appropriated to the accumulated statutory reserves (included in the retained earnings) by the Company as of December 31, 2009 and 2008 and the balance represents a fully funded General Reserve Fund:

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (7)         Shareholders' Equity, continued

Following is an analysis of the general fund by subsidiary at December 31, 2008 and 2009

	Registered	General
	Capital	Reserve Fund

Jiangmen Huiyuan	$-	$-
Jiangmen Wealth Water	61,981	38,801
Guizhou Yufeng	61,981	39,211
Shangxi Wealth	619,806	418,384

	$743,768	$496,396

(8)	Related Party Balances and Transactions

For the years ended December 31, 2009 and 2008, the Company loaned a total amount of $0 and $1,227,598, on a non-interest bearing basis, to an affiliated company, which is owned by the Company’s shareholders, Mr. Ming Zhou Tan (“Mr. Tan”) and Ms. Hong Yu Du (“Ms Du”).  There was no repayment from the affiliated company during the years 2009 and 2008.  The balance due from the affiliated company as of December 31, 2009 and 2008 was $1,249,774 and 1,249,754, respectively.

For the year ended December 31, 2008, the Company made aggregate non-interest loans to Mr. Tan, the Chairman and shareholder, Mr. Du, the Chief Financial Officer and shareholder and Miss Jiang Jun Pan (“Miss Pan”), the director and shareholder a total amount of $8,045,041. There was no repayment from the related parties during the year of 2008. As of December 31, 2008, the total outstanding balance due from the related parties was $8,045,041.

During the year ended December 31, 2009, the Company made additional non-interest loans to Mr. Tan, Mr. Du and Mr. Pan a total amount of $8,065,029. On December 30, 2009, the Company declared and paid dividends to Mr. Tan, Ms. Du, and Miss Pan in the amount of $16,110,070. The entire outstanding loans receivable from these shareholders was paid in full through this dividend and accordingly, the balance due from shareholders as of December 31, 2009 was $0.

(9)	Contingencies and Commitments

Risks Associated with Operations in the PRC

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the United States of America. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation.

Currency Risks Associated with RMB

The Company’s sales, purchases and expense transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the PRC current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9)	Contingencies and Commitments, continued

Potential Liability Related to Unpaid Social Insurance Premiums and Housing Provident Funds

Neither Jiangmen Wealth, Shanxi Wealth, nor Guzhou Yunfeng, our operating subsidiaries under the PRC laws, have paid social insurance premiums and housing provident funds for their employees pursuant to the applicable PRC laws. The competent government authorities may require them not only to rectify their incompliance by paying the due and unpaid social insurance premiums and housing provident, but also impose fines. Management has calculated our exposure related to unpaid social insurance premiums and housing provident funds and believes the amount, including potential penalties is approximately $300,000 and such amount is accrued in the accompanying financial statements at December 31, 2009 and 2008

Risks Associated with Mining

The Company is involved mineral exploration, development and production, activities that  involve many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. The Company's operations are subject to all of the hazards and risks inherent in these activities, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Asset Retirement Obligation

According to the “Rules on Mineral Resources Administration” and “Rules on Land Rehabilitation” of the PRC, mining companies causing damages to cultivated land, grassland or forest are required to restore the land to a state approved by the local governments. The local governments administering the “Rules on Mineral Resources Administration” and “Rules on Land Rehabilitation” on the Company’s four mines, have confirmed that the Company is not required to restore or rehabilitate the two mining sites because those two mining sites are located at distant areas and the Company’s mining and extraction activities have not affected the surrounding environment.

Operating Leases

The Company leases certain office and marketing premises under non-cancelable leases. These office leases begin to expire in 2010. Rent expense under operating leases was $15,600 and $10,500 for 2009 and 2008, respectively.

Future minimum lease payments under non-cancelable operating leases were as follows:

Year ending December 31,	Amount

2010	$12,002
2011	6,267
2012	3,917

$22,186

(10)	Segment Information

The Company follows FASB ASC 280-Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. The Company has three operating segments identified by manufacturing facility and each segment is operated in a separate subsidiary. The Company primarily evaluates performance based on income before income taxes and excluding non-recurring items. The segment data presented below were prepared on the same basis as the Company’s consolidated financial statements:
Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10)	Segment Information, continued

As of and for the year ended December 31, 2009

	Jiangmen	Guizhou	Shanxi
	Wealth Water	Yefeng	Wealth	Eliminations	Total

Revenue, net	$20,947,376	$7,131,627	$14,953,958	$(4,057,000)	$38,975,961
Cost of good sold	12,190,095	3,930,207	8,640,298	(4,057,000)	20,703,600

Gross profit	8,757,281	3,201,420	6,313,660	-	18,272,361

Selling and marketing	810,997	183,020	460,037	-	1,454,054
General and administrative	1,111,263	358,126	782,494	-	2,251,883

Income from operations	$6,835,021	$2,660,273	$5,071,129	$-	$14,566,424

Current assets	$7,929,257	$2,635,702	$3,642,809	$-	$14,207,768
Property, plant and
equipment, land use and
mining rights	2,792,576	5,267,931	7,761,408	-	15,821,915
Other assets	-	-	-	-	-

Total assets	$10,721,833	$7,903,633	$11,404,217	$-	$30,029,683

Current liabilities	$676,381	$511,115	$803,244	$-	$1,990,740
Deferred income taxes	-	110,607	86,712	-	197,319

Total liabilities	676,381	621,722	889,956	-	2,188,059
Shareholders' equity	10,045,452	7,281,911	10,514,261	-	27,841,624

Total liabilities and
shareholders' equity	$10,721,833	$7,903,633	$11,404,217	$-	$30,029,683

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10)	Segment Information, continued

As of and for the year ended December 31, 2008

	Jiangmen	Guizhou	Shanxi
	Wealth Water	Yefeng	Wealth	Eliminations	Total

Revenue, net	$16,424,811	$6,227,580	$11,823,873	$(3,290,875)	$31,185,389
Cost of good sold	9,381,307	3,419,707	6,740,637	(3,290,875)	16,250,776

Gross profit	7,043,504	2,807,873	5,083,236	-	14,934,613

Selling and marketing	536,468	248,655	366,552		1,151,675
General and administrative	1,049,354	382,953	638,798		2,071,105

Income from operations	$5,457,682	$2,176,265	$4,077,886		$11,711,833

Current assets	$3,653,423	$3,284,890	$7,235,621	$(4,133,595)	$10,040,339
Property, plant and
equipment, land use and
mining rights	3,024,283	5,563,779	8,309,427	-	16,897,489
Other assets	44,356	-	-	-	44,356

Total assets	$6,722,062	$8,848,669	$15,545,048	$(4,133,595)	$26,982,184

Current liabilities	$4,753,446	$574,330	$690,872	$(4,133,595)	$1,885,053
Deferred income taxes	-	64,888	87,168	-	152,056

Total liabilities	4,753,446	639,218	778,040	(4,133,595)	2,037,109
Shareholders' equity	1,968,616	8,209,451	14,767,008		24,945,075

Total liabilities and
shareholders' equity	$6,722,062	$8,848,669	$15,545,048	$(4,133,595)	$26,982,184

(11)	Subsequent Events

The Company obtained two Senior Preferred Secured Notes for a total amount of $500,000 from a non-related company, China Growth Inc., on May 28, 2010 and September 3, 2010. The notes were initially borrowed by an affiliate.  After the restructuring of the Company’s VIE, Jiangmen Wealth, Guizhou Yufeng, and Shanixi Wealth in August and September 2010, the notes were assigned to Jiangmen Wealth on August 31, 2010.

On September 29, 2010, Jiangmen Huiyuan entered into agreements with Jiangmen Wealth and the shareholders of Jiangmen Wealth that are summarized as follows:

Exclusive Business Cooperation Agreement

Under the terms of the Exclusive Business Cooperation Agreement (“Cooperation Agreement”), Jiangmen Huiyuan has the exclusive rights to provide to Jiangmen Wealth complete technical support, technical and consulting services related to Jiangmen Wealth’s principal business.  Jiangmen Wealth cannot assign its rights under such agreement to another third party without Jiangmen Huiyuan’s consent. However Jiangmen Huiyuan must provide a written notification to Jiangmen Wealth of its intent to assign the agreement to a third party but does not need the consent of Jiangmen Wealth for such assignment.  Jiangmen Wealth agreed to pay an annual service fee to Jiangmen Huiyuan equal to 100% of the annual net income of Jiangmen Wealth.  This agreement has a ten-year term, subject to renewal or early termination at the option of Jiangmen Huiyuan.

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11)	Subsequent Events, continued

Equity Pledge Agreements

Under the Equity Pledge Agreements entered into among Jiangmen Huiyuan, Jiangmen Wealth and the shareholders of Jiangmen Wealth, the two shareholders of Jiangmen Wealth pledged their equity interests in Jiangmen Wealth to guarantee Jiangmen Wealth’s performance of its obligations under the Exclusive Business Cooperation Agreement and pay the consulting and service fees when they become due.  If Jiangmen Wealth or any of its shareholders breaches his/her respective contractual obligations under the agreement, or upon the occurrence of an event of default, Jiangmen Huiyuan is entitled to certain rights, including the rights to dispose of the pledged equity interests.  In addition, the shareholders of Jiangmen Wealth agreed not to dispose of the pledged equity interests or take any actions that would prejudice Jiangmen Huiyuan’s interest. Each of the Equity Pledge Agreements is valid until all the service fee payments due under the Exclusive Business Cooperation Agreement have been fulfilled. Since the Exclusive Business Cooperation Agreement may be renewed at Jiangmen Huiyuan’s option, the equity pledge will remain in effect in the case when the Exclusive Business Cooperation Agreement is being renewed, and until all payments due under the Exclusive Business Cooperation are paid in full by Jiangmen Wealth.

Exclusive Option Agreements

Under the two Exclusive Option Agreements among Jiangmen Huiyuan, Jiangmen Wealth and the shareholders of Jiangmen Wealth, prior to any sale of equity interest of Jiangmen Wealth to Jiangmen Huiyuan, the shareholder of Jiangmen Wealth agreed to grant exclusive rights to Jiangmen Huiyuan to purchase the equity interests from the shareholders of Jiangmen Wealth at a price equal to the registered capital of the proportion of equity interest being purchased to the extent which is permitted by the relevant laws and regulations of the PRC.

Irrevocable Power of Attorney

Under the Irrevocable Power of Attorney, each of the shareholders of Jiangmen Wealth granted to Jiangmen Huiyuan the power to exercise all voting rights of such shareholdings in shareholders’ meetings, including, but not limited to, the power to determine the sale or transfer of all or part of such shareholder’s equity interest in, and appoint and elect the directors, the legal representative, chief executive officer and other senior management of Jiangmen Wealth. Upon the execution of this Power of Attorney, all the rights of shareholdings in Jiangmen Wealth have been assigned to Jiangmen.

(12)	Restatement of Consolidated Financial Statements

The Company's management determined that Jiangmen Wealth, Shanxi Wealth, and Guzhou Yunfeng,the Company's operating subsidiaries under the PRC laws, have not  paid social insurance premiums and housing provident funds for their employees pursuant to the applicable PRC laws. The competent government authorities may require them not only to rectify their incompliance by paying the due and unpaid social insurance premiums and housing provident, but also impose fines. Management has calculated the Company's exposure related to unpaid social insurance premiums and housing provident funds and estimated the amount, including potential penalties to be approximately $300,000 and the consolidated financial statements have been restated to accrue such amount, net of related deferred taxes of $75,000 in the accompanying financial statements at December 31, 2009 and 2008 and January 1, 2008.

Management also determined that deferred taxes of $85,292 were not properly accrued at December 31, 2009 and 2008 and January 1, 2008 and the and the consolidated financial statements have been restated to accrue such amount.

Finally, management determined that the amount due to an affiliated company of  $1,249,774 and $1,249,574 at December 31, 2009 and 2008, respectively were improperly shown as an asset instead of the proper classification as an offset to stockholders' equity. Management also determined that the origination of these loans and other loans to stockholders was improperly treated as an investing activity instead of as a dividend in financing activities in the consolidated statement of cash flows. The amounts distributed during the years ended December 31, 2009 and 2008 was $9,294,795 and $8,065,049, respectively, and these amounts have been reclassified to financing activities.

These adjustments had no impact on net income in the years ended December 31, 2009 or 2008. The following is a summary of the adjustments to our previously issued consolidated balance sheets  as of December 31, 2009 and 2008 and our statement of cash flows for the years then ended:

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12)	Restatement of Consolidated Financial Statements, continued

2009 Consolidated Balance Sheet					Restated and
	As Reported	Adjustments	Restated	Reclassification	Reclassified
ASSETS
Current assets:
Cash and cash equivalents	$12,722,568	$-	$12,722,568	$-	$12,722,568
Accounts receivable	888,190	-	888,190	-	888,190
Inventories	595,543	-	595,543	-	595,543
Due from an affiliated company	1,249,774	(1,249,774)	-	-	-
Other	1,467	-	1,467	-	1,467

Total current assets	15,457,542	(1,249,774)	14,207,768	-	14,207,768

Property, plant and equipment
and land and mining
rights, net	6,554,959	-	6,554,959	9,266,956	15,821,915
Land use rights, net	1,884,755	-	1,884,755	(1,884,755)	-
Mining rights, net	7,382,201	-	7,382,201	(7,382,201)	-

Total assets	$31,279,457	$(1,249,774)	$30,029,683	$-	$30,029,683

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$264,658	$-	$264,658	$-	$264,658
Accrued expenses	167,388	300,000	467,388	-	467,388
Value added taxes payable	335,787	-	335,787	-	335,787
Other taxes payable	66,272	-	66,272	-	66,272
Income tax payable	1,043,662	(187,027)	856,635	-	856,635

Total current liabilities	1,877,767	112,973	1,990,740	-	1,990,740

Deferred income taxes	-	197,319	197,319	-	197,319

Total liabilities	1,877,767	310,292	2,188,059	-	2,188,059

Commitments and contingencies

Shareholders' equity:
Common stock	-	-	-	7,000	7,000
Additional paid-in capital	15,068,970	-	15,068,970	-	15,068,970
Accumulated other
comprehensive income	3,291,703	-	3,291,703	-	3,291,703
Due from shareholders	-	(1,249,774)	(1,249,774)	1,242,774	(7,000)
Retained earnings	11,041,017	(310,292)	10,730,725	(1,249,774)	9,480,951

Total shareholders' equity	29,401,690	(1,560,066)	27,841,624	-	27,841,624

Total liabilities and
shareholders' equity	$31,279,457	$(1,249,774)	$30,029,683	$-	$30,029,683

2009 Consolidated Statement of Cash Flows					Restated and
	As Reported	Adjustments	Restated	Reclassifications	Reclassified

Cash flows from operations	$13,067,861	$-	$13,067,861	$-	$13,067,861
Cash flows from investing activities	(8,105,666)	8,065,029	(40,637)	-	(40,637)
Cash flows from financing activities	-	(8,065,029)	(8,065,029)	-	(8,065,029)
Effect of exchange rate changes on cash	4,950	-	4,950	-	4,950

Net increase in cash and cash
equivalents	$4,967,145	$-	$4,967,145	$-	$4,967,145

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12)	Restatement of Consolidated Financial Statements, continued

2008 Consolidated Balance Sheet					Restated and
	As Reported	Adjustments	Restated	Reclassifications	Reclassified
ASSETS

Current assets:
Cash and cash equivalents	$7,755,423	$-	$7,755,423	$-	$7,755,423
Accounts receivable	1,650,467	-	1,650,467	-	1,650,467
Inventories	632,982	-	632,982	-	632,982
Due from an affiliated
company	1,249,754	(1,249,754)	-	-	-
Other	1,467	-	1,467	-	1,467

Total current assets	11,290,093	(1,249,754)	10,040,339	-	10,040,339

Property, plant and equipment
and land and mining
rights, net	7,238,825	-	7,238,825	9,658,664	16,897,489
Land use rights, net	1,931,494	-	1,931,494	(1,931,494)	-
Mining rights, net	7,727,170	-	7,727,170	(7,727,170)	-
Patents, net	38,498	-	38,498	-	38,498
Other assets	5,858	-	5,858	-	5,858

Total assets	$28,231,938	$(1,249,754)	$26,982,184	$-	$26,982,184

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$541,263	$-	$541,263	$-	$541,263
Accrued expenses	84,046	300,000	384,046	-	384,046
Value added taxes payable	303,914	-	303,914	-	303,914
Other taxes payable	54,544	-	54,544	-	54,544
Income tax payable	743,050	(141,764)	601,286	-	601,286

Total current liabilities	1,726,817	158,236	1,885,053	-	1,885,053

Deferred income taxes	-	152,056	152,056	-	152,056

Total liabilities	1,726,817	310,292	2,037,109	-	2,037,109

Commitments and contingencies

Shareholders' equity:
Common stock	-	-	-	7,000	7,000
Additional paid-in capital	15,068,970	-	15,068,970	-	15,068,970
Accumulated other
comprehensive income	3,287,660	-	3,287,660	-	3,287,660
Due from shareholders	(8,045,041)	(1,249,754)	(9,294,795)	1,242,754	(8,052,041)
Retained earnings	16,193,532	(310,292)	15,883,240	(1,249,754)	14,633,486

Total shareholders'
equity	26,505,121	(1,560,046)	24,945,075	-	24,945,075

Total liabilities and
shareholders' equity	$28,231,938	$(1,249,754)	$26,982,184	$-	$26,982,184

Continued

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12)	Restatement of Consolidated Financial Statements, continued

2008 Consolidated Statement of Cash Flows					Restated and
	As Reported	Adjustments	Restated	Reclassifications	Reclassified

Cash flows from operations	$10,072,833	$-	$10,072,833	$-	$10,072,833
Cash flows from investing activities	(9,390,350)	9,272,639	(117,711)	-	(117,711)
Cash flows from financing activities	-	(9,272,639)	(9,272,639)	-	(9,272,639)
Effect of exchange rate changes on cash	588,377	-	588,377	-	588,377

Net increase in cash and cash
equivalents	$1,270,860	$-	$1,270,860	$-	$1,270,860